EXHIBIT 10 (a)

                              MORTGAGE MODIFICATION
                                    AGREEMENT
                                    ---------

          THIS MORTGAGE MODIFICATION AGREEMENT (the "Agreement") made and entered into this 1st day of October, 2001 by and between:

          THACKERAY CORPORATION, a Delaware corporation, whose office address for notice purposes hereunder is 509 Madison Avenue, Suite #1714, New York, New York 10022 Attn: Jules Ross (hereinafter referred to as "Mortgagor")

          and

          BANK OF AMERICA, NA., a national banking association, having an office address at 414 Union Street, TN 1-100-80-07, Nashville, Tennessee 37239-1637 (hereafter referred to as the "Mortgagee").

                              W I T N E S S E T H:
                              --------------------

           WHEREAS, on September 3, 1999, Mortgagor and Bank of America, N.A., a national banking association, ("BOA") recorded that certain MORTGAGE, ASSIGNMENT OF RENTS, AND SECURITY AGREEMENT [THACKERAY LAND] dated as of August 11, 1999, in OFFICIAL RECORDS BOOK 5833, PAGE 359, Public Records of Orange County, Florida (the "Original Mortgage"), to which Original Mortgage reference is made for a description of the Mortgaged Property, the Loan Agreement, the Notes, the Obligations, the Future Advance, the Mortgage Documents and to which Original Mortgage reference is made for a description of all collateral secured thereby; and

           WHEREAS, among other things, the Original Mortgage secured payment of: (i) "Loan A", as defined in the Original Mortgage (the "Original Loan A"), and the Loan A Note, as defined in the Original Mortgage (the "Original Loan A Note") and (ii) "Loan B", as defined in the Original Mortgage (the "Original Loan B") and the Loan B Note, as defined in the Original Mortgage (the "Original Loan B Note"); and

           WHEREAS, on even date herewith, the Original Loan B Note has been amended and restated in that certain Amended and Restated Mortgage Note in the principal amount of Twelve Million Eight Hundred Thousand Dollars ($12,800,000.00) from Mortgagor as Maker to Mortgagee as Holder (the "Loan B Note" with the loan evidenced thereby being referred to as "Loan B"); and

           WHEREAS, pursuant to and as evidenced by the Amended and Restated Mortgage, Assignment of Rents and Security Agreement [Thackeray Land] attached hereto and incorporated herein as EXHIBIT A, the parties wish to amend and restate the Original Mortgage and the Original Mortgage Documents as follows:

           (a) to confirm that the Original Mortgage shall hereafter secure only Loan B and the Loan B Note so that the Amended and Restated Mortgage attached as EXHIBIT A hereto shall NOT secure Original Loan A, the Original Loan A Note or the Original Loan A Note as split, modified, amended and restated of even date herewith; and

           (b) to confirm that the outstanding principal balance of Loan B and the Loan B Note has been reduced from $22,000,000.00 to $12,800,000.00 in connection with a restructuring of such existing debt; and

           (c) to make such other changes as are set forth in the Amended and Restated Mortgage, Assignment of Rents and Security Agreement [Thackeray Land] attached hereto as EXHIBIT A.

           NOW, THEREFORE, in consideration of mutual premises herein contained, the parties do hereby agree as follows:

           1. WHEREAS CLAUSES. The above "Whereas" clauses are true and correct and form a material part of this Agreement.

           2. AMENDED AND RESTATED ORIGINAL MORTGAGE. The parties hereto do hereby agree and confirm that to evidence the changes set forth above, they are executing simultaneously herewith that certain Amended and Restated Mortgage, Assignment of Rents and Security Agreement [Thackeray Land] attached hereto as EXHIBIT A.

           3. DEFINITIONS. Unless expressly defined in this Agreement, all capitalized terms shall have the definitions set forth in the Original Mortgage or the Original Mortgage Documents.

           4. COMPLETE AGREEMENT. This Agreement constitutes the complete agreement between the parties hereto and incorporates all prior discussions, agreements and representations made in regard to the matters set forth herein. This Agreement may not be amended, modified or changed except by a writing signed by the party to be charged by said amendment, change or modification.


                           [SIGNATURE PAGES TO FOLLOW]



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
                                            "MORTGAGOR"

                                             THACKERAY CORPORATION,
                                             A DELAWARE CORPORATION

                                             By: /s/ Jules Ross
                                                 -------------------------------
                                             Name:  Jules Ross
                                             Title: Vice President

                                            "MORTGAGEE"

                                             BANK OF AMERICA, N.A., A NATIONAL
                                             BANKING ASSOCIATION


                                             By: /s/ T.W. Curl
                                                 -------------------------------
                                             Name:  Thomas W. Curl
                                             Title: Sr. Vice President

                                   EXHIBIT "A"
                                   -----------

             AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF RENTS AND
             ------------------------------------------------------
                      SECURITY AGREEMENT [THACKERAY LAND]
                      -----------------------------------

NO NEW DOCUMENTARY STAMP TAXES OR INTANGIBLES TAXES ARE DUE THEREON BECAUSE: (1) THIS IS A MODIFICATION OF THE ADDITIONAL COLLATERAL MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT (THACKERAY LAND) RECORDED IN O. R. BOOK 5833, PAGE 359, PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA (THE "MORTGAGE") UPON WHICH NO DOCUMENTARY STAMP TAXES AND INTANGIBLE TAXES WERE PAID AS $140,000.00 OF DOCUMENTARY STAMP TAXES AND $80,000.00 OF INTANGIBLES TAXES WERE PAID ON A TAX BASE OF $40,000,000.00 IN CONJUNCTION WITH THE RECORDING OF THAT CERTAIN MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT ("BT ORLANDO MORTGAGE") RECORDED IN O.R. BOOK 5833, PAGE 321, PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA, SECURING THE NOTES FOR WHICH THE MORTGAGE WAS ADDITIONAL COLLATERAL AND (2) THIS INSTRUMENT NOW IS ADDITIONAL COLLATERAL FOR ONLY NOTE B REFERENCED IN THAT CERTAIN BT ORLANDO MORTGAGE AS AMENDED AND RESTATED ON EVEN DATE HEREWITH, IN THE REDUCED PRINCIPAL AMOUNT OF $12,800,000.00, WITH THE ORIGINAL OBLIGOR. FOR PURPOSES OF VERIFYING THE ABOVE RECITALS ONLY, THE AFORESAID DOCUMENTS ARE INCORPORATED HEREIN BY THIS REFERENCE THERETO.


             AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF RENTS AND
             ------------------------------------------------------
                      SECURITY AGREEMENT (THACKERAY LAND)
                      -----------------------------------

           THIS AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT (the "Amended and Restated Mortgage"), made as of the 1st day of October, 2001, between Thackeray Corporation, a Delaware corporation, whose office for notice purposes under this Amended and Restated Mortgage is 509 Madison Avenue, Suite 1714, New York, New York 10022, Attn: Jules Ross, as mortgagor and debtor (referred to as the "Mortgagor") and BANK OF AMERICA, N.A., a national banking association (the "Mortgagee"), as Mortgagee and secured party, whose address is 414 Union Street, TN1-100-80-07, Nashville, Tennessee 37239-1637.


                                   ARTICLE I

                         DEFINITIONS, HEADINGS, RULES OF
                       CONSTRUCTION AND SECURITY AGREEMENT
                       -----------------------------------

           1.1 Definitions. As used in this Amended and Restated Amended and Restated Mortgage and in the exhibits attached hereto, the following terms shall have the following meanings herein specified, such definition to be applicable equally to the singular and plural forms of such terms:

           (a) Commitment: The commitment letter from Mortgagee to BT Orlando Limited Partnership, a Florida limited partnership ("BT Orlando") dated June 1, 2001, together with amendments thereto dated NA.

           (b) Default Rate: The Default Rate as defined in the Note.

           (c) Environmental Claim: Any investigative, enforcement, cleanup, removal, containment, remedial or other private or governmental or regulatory action at any time threatened, instituted or completed pursuant to any applicable Environmental Requirement, against or with respect to the Mortgaged Property or any condition, use or activity on the Mortgaged Property (including any such action against Mortgagor and/or Mortgagee pertaining to the Mortgaged Property), and any claim at any time threatened or made by any person against or with respect to the Mortgaged Property or any condition, use or activity on the Mortgaged Property (including any such claim against Mortgagor and/or Mortgagee pertaining to the Mortgaged Property), relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or in any way arising in connection with any Hazardous Material or any Environmental Requirement.

           (d) Environmental Law: Any federal, state or local law, statute, ordinance, code, rule, regulation, license, authorization, decision, order, injunction, decree, or rule of common law, and any judicial or agency interpretation of any of the foregoing, which pertains to health, safety, any Hazardous Material, or the environment (including but not limited to ground or air or water or noise pollution or contamination, and underground or above ground tanks) and shall include without limitation, the Solid Waste Disposal Act, 42 U.S.C. 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq. ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"); the Hazardous Materials Transportation Act, 49 U.S.C. 1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq.; the Clean Air Act, 42 U.S.C. 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. 300f et seq.; the Florida Resource Recovery and Management Act, the Florida Water Quality Assurance Act of 1983, The Florida Resource Conversation and Recovery Act, the Florida Air and Water Pollution Control Act, The Florida Safe Drinking Water Act, The Florida Pollution Spill Prevention and Control Act and any other local, state or federal environmental statutes, and all rules, regulations, orders and decree now or hereafter promulgated under any of the foregoing, as any of the foregoing now exist or may be changed or amended or come into effect in the future.

           (e) Environmental Requirement: Any Environmental Law, agreement or restriction (including but not limited to any condition or requirement imposed by any insurance or surety company), as the same now exists or may be changed or amended or come into effect in the future, which pertains to health, safety, any Hazardous Material, or the environment, including but not limited to ground or air or water or noise pollution or contamination, and underground or above ground tanks.

           (f) Events of Default: Those events described in Article VIII hereof.

           (g) Fixtures: All property and equipment now owned or hereafter acquired by Mortgagor and now or hereafter located under, on, or above the Land, whether or not permanently affixed, which, to the fullest extent permitted by applicable law in effect from time to time, shall be deemed fixtures and a part of the Land.

           (h) Future Advances: Any loan of money from Mortgagee to BT Orlando Limited Partnership made within twenty (20) years from the date hereof, with the advance written consent of Mortgagor, except as provided hereinbelow. The total amount of such loan or loans may decrease or increase from tune to time, but the total unpaid aggregate balance secured by this Amended and Restated Mortgage at any one time shall not exceed $25,000,000.00, plus interest thereon, and any disbursements made for the payment of the Impositions (whether taxes, levies or otherwise), insurance, taxes, appraisals, environmental audits, assessments or reports, surveys, or other liens on the Mortgaged Property, with interest on such disbursements. The Mortgagee has no obligation, whatsoever, to make a Future Advance. Notwithstanding the foregoing, any and all sums expended or advanced, plus interest thereon, deemed necessary or desirable by Mortgagee, in any one or more of the following categories, shall not require the consent of Mortgagor or BT Orlando: (i) sums to protect the priority, validity and enforceability of Mortgagee's lien and security interest in the Mortgaged Property and any and all collateral under the Loan Documents including, but not limited to, disbursements made for the payment of the Impositions (whether taxes, levies or otherwise), insurance, taxes, appraisals, environmental audits, assessments or reports, OR surveys, with interest on such disbursements; (ii) sums to prevent the value of the Mortgaged Property and all collateral from being diminished and to protect the collateral from being damaged, impaired, mismanaged, or taken; (iii) sums to cure any and all defaults on non-performance by BT Orlando or Mortgagor, as applicable, under the Obligations and the Thackeray Obligations; (iv) sums to prevent or cure any and all defaults under the Junior Mortgage(s) or under the Junior Mortgage Loan documents or (v) sums to enforce any and all remedies permitted under the Loan Documents.

           (i) Governmental Authority: Any (domestic or foreign) federal, state, county, municipal or other governmental department, entity, authority, commission, board, bureau, court, agency or any instrumentality of any of them.

           (j) Governmental Requirement: Any law, enactment, statute, code, ordinance, order, rule, regulation, judgment, decree, writ, injunction, franchise, permit, certificate, license, authorization, or other direction or requirement of any Governmental Authority now existing or hereafter enacted, adopted, promulgated, entered, or issued applicable to Mortgagee, Mortgagor or the Mortgaged Property, including, without limitation, any Environmental Law.

           (k) Guarantor: Jointly and severally any and all Persons now or hereafter guarantying the Obligations or any part thereof (collectively referred to as the "Guarantor").

           (l) Guaranty: Any guaranty of payment, performance or completion executed by any Guarantor in favor of Mortgagee with respect to the Obligations.

           (m) Hazardous Material: Any substance, whether solid, liquid or gaseous which is listed, defined or regulated as a "hazardous substance," "hazardous waste," or "solid waste," or pesticide or otherwise classified as hazardous or toxic, in or pursuant to any Environmental Requirement; or which is or contains asbestos, radon, any polychlorinated biphenyl, urea formaldehyde foam insulation, explosive or radioactive material, or motor fuel or other petroleum hydrocarbons; which causes or poses a threat to cause a contamination or nuisance on the Mortgaged Property or any adjacent property or a hazard to the environment or to the health or safety of persons on the Mortgaged Property.

           (n) Impositions: All (i) real estate and personal property taxes and other taxes and assessments, public or private; utility rates and charges including those for water and sewer, all other governmental and non-governmental charges and any interest or costs or penalties with respect to any of the foregoing; and charges for any public improvement, easement or agreement maintained for the benefit of or involving the Mortgaged Property, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever that at any time prior to or after the execution of this Amended and Restated Mortgage may be assessed, levied or imposed upon the Mortgaged Property or the Rent or income received therefrom, or any use or occupancy thereof, (ii) other taxes, assessments, fees and governmental and non-governmental charges levied, imposed or assessed upon or against Mortgagor or the Mortgaged Property and (iii) taxes levied or assessed upon this Amended and Restated Mortgage, the Note, and the other Obligations, or any of them.

           (o) Improvements: All buildings, structures, appurtenances and improvements, including all additions thereto and replacements and extensions thereof, now constructed or hereafter to be constructed under, on or above the Land, which term includes any part thereof.

           (p) Junior Mortgage; Mezzanine or Junior Lender. Any Mortgage permitted by Mortgagee which now or hereafter encumbers all or any portion of the Mortgaged Property and which is junior or subordinate to the lien of this Amended and Restated Mortgage, which term shall collectively refer to all such mortgages and the note or notes secured thereby. The term "Junior Mortgage" includes that certain Mortgage from Mortgagor in favor of Canpartners Realty Holding Company IV LLC, a California limited liability company ("Canyon"), securing the "Mezzanine Debt" as that term is defined in the Loan Agreement.

           (q) Land: The real property described in Exhibit "A" attached hereto and made a part hereof, together with all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages, projections, appurtenances, water rights including riparian and littoral tights, impact fee credits and rights to such credits, if any, sewer, water and utility reservations of capacity, if any, rights to defer impact fee payments granted by the City of Orlando, vested rights with respect to any and all land use approvals, if any, all streets, ways, alleys, and strips and gores of land now or hereafter in anyway belonging, adjoining, crossing or pertaining to the Land.

           (r) Leases: Any and all leases, subleases, licenses, concessions, or grants of other possessory interests, together with the security therefor, now or hereafter in force, oral or written, covering or affecting the Mortgaged Property or any part thereof.

           (s) Loan: $12,800,000.00 as evidenced by the Note.

           (t) Loan Agreement: Collectively, the Amended and Restated Loan Agreement of even date herewith, between BT Orlando and Mortgagee, and any other future amendments, modifications, restatements and changes in form thereof and from time to time.

           (u) Loan Documents: The Commitment and those items required by the Commitment and any other document or instrument executed, submitted, or to be submitted by Mortgagor and/or BT Orlando or others in connection with the Loan, including but not limited to the: (i) Note, (ii) Amended and Restated Mortgage,
(iii) Guaranty, (iv) Loan Agreement, (v) financing statements, (vi) Environmental Indemnity Agreement, (vii) any interest rate protection agreements, and (viii) any other document or instrument executed by Mortgagor and/or BT Orlando or Guarantor in connection with the Loan, including but not limited to the BT Orlando Loan B Mortgage as defined hereinbelow and the Environmental Indemnity Agreement executed by BT Orlando in favor of Mortgagee in conjunction with said BT Orlando Loan B Mortgage.

           (v) Maximum Rate: The Maximum Rate as defined in the Note.

           (w) Mortgaged Property: The Land, Improvements, Fixtures, Leases, Rents and Personal Property together with:

                (i) all judgments, awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of the Mortgaged Property or any part thereof under the power of eminent domain, or by agreement in lieu thereof, or for any damage thereto caused by any governmental action (whether by such taking or otherwise), such as without limitation, any award for change of grade of streets;

                (ii) all judgments, awards and settlements hereafter made, and all insurance proceeds hereafter paid for any damage to the Mortgaged Property, and all unearned insurance premiums on any insurance policies maintained by the Mortgagor or BT Orlando pursuant to this Amended and Restated Mortgage;

                (iii) all awards and refunds hereafter made with respect to any Imposition; and

                (iv) the estate, right, title, interest, privilege, claim or demand whatsoever of Mortgagor, or of BT Orlando, if any, now or hereafter, either at law or in equity, in and to the Mortgaged Property.

The term Mortgaged Property includes any part of the foregoing property described as Mortgaged Property, and all proceeds, products, replacements, improvements, betterments, extensions, additions, substitutions, renewals, accessories, and appurtenances thereto and thereof.

           (x) Mortgagee: Bank of America, N.A., a national banking association, its successors and assigns.

           (y) Mortgagor: Thackeray Corporation, a Delaware corporation.

           (z) Note: The Amended and Restated Mortgage Note dated of even date herewith from BT Orlando Limited Partnership, a Florida limited partnership ("BT Orlando") to Mortgagee, in the original principal amount of $12,800,000.00, and by this reference made a part hereof to the same extent as though set out in frill herein, and any other note given to Mortgagee evidencing a Future Advance as any of said notes may from time to time hereafter be modified, amended, extended or renewed.

           (aa) Obligations:

                (i) Any and all of the indebtedness, liabilities, covenants, promises, agreements, terms, conditions, and other obligations of every nature whatsoever, whether joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated, matured or unmatured, of Mortgagor, BT Orlando and Guarantor, or any of them, to Mortgagee, evidenced by, secured by, under and as set forth in the Note, the Loan B Split Amended and Restated Mortgage from BT Orlando to Mortgagee of even date herewith (the "BT Orlando Loan B Mortgage"), this Amended and Restated Mortgage, the Guaranty or the other Loan Documents, including, but not limited to, and with respect to Loan B only, any letter of credit issued by Mortgagee for the account of BT Orlando and with respect to loan B only, any interest rate protection agreements entered into by BT Orlando with Mortgagee or any of Mortgagee's affiliates to hedge the risk of variable interest rate volatility or fluctuations of interest rates; together with all expenses, attorneys' fees, paralegals' fees and legal assistants' fees incurred by Mortgagee in the preparation, execution, perfection or enforcement of any document relating to any of the foregoing; but any obligation of a Guarantor to pay any indebtedness to Mortgagee or its affiliates other than under the Note, the BT Orlando Loan B Mortgage and under the other Loan Documents shall not be an obligation hereunder;

                (ii) intentionally omitted

                (iii) Any and all Future Advances, subject to and in accordance with Section 1.1 (h) hereinabove.

           (bb) Partnership: Any general or limited partnership, joint venture, or other form of partnership, howsoever designated.

           (cc) Permitted Title Exceptions: Those matters, if any, described in Schedule B to the title insurance policy insuring Mortgagee's interest in this Amended and Restated Mortgage, which may include a Junior Mortgage, as defined hereinabove.

           (dd) Person: Any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government, or agency or political subdivision thereof, or any other form of entity.

           (ee) Personal Property: All of the following property of Mortgagor whether now owned or existing, or hereafter acquired or arising, located in, on, pertaining to, used or intended to be used in connection with or resulting or created from the ownership, development, management, or operation of the Land:

                (i) all Improvements (to the extent same are not deemed to be real property) and landscaping;

                (ii) all Fixtures (to the extent same are not deemed to be real property) and goods to become Fixtures;

                (iii) intentionally omitted;

                (iv) intentionally omitted;

                (v) intentionally omitted;

                (vi) intentionally omitted;

                (vii) all Leases and Rents (to the extent same are not deemed to be real property);

                (viii) all judgments, awards of damages and settlements from any condemnation or eminent domain proceedings regarding the Land, the Improvements or any of the Mortgaged Property;

                (ix) all insurance policies required by this Amended and Restated Mortgage, the unearned premiums therefor and all loss proceeds thereof;

                (x) all other personal property pertaining to the Mortgaged Property, including, without limitation, any management contracts, construction contracts, architectural contracts, service contracts, engineering contracts and/or advertising contracts pertaining to the Land; contracts for purchase and sale of any of the Mortgaged Property, purchase orders, equipment leases, monies in escrow accounts, reservation agreements, prepaid expenses, deposits and down payments all with respect to the sale or rental of any of the Mortgaged Property; options and agreements with respect to additional real property for use or development of the Mortgaged Property; and end-loan commitments, abstracts of title, all brochures, advertising materials, condominium documents and prospectuses, all pertaining to the Mortgaged Property; and

                (xi) all proceeds, products, replacements, additions, betterments, extensions, improvements, substitutions, renewals and accessions of any and all of the foregoing.

           (ff) Rents: All of the rents, royalties, issues, revenues, income, profits, security deposits and other benefits whether past due, or now or hereafter arising from the Mortgaged Property and the occupancy, use and enjoyment thereof.

           1.2 Rules of Construction. The use of any gender shall include all other genders. The singular shall include the plural and the plural shall include the singular. The word "or" is not exclusive and the use of the word "and" may be conjunctive or disjunctive in the sole and absolute discretion of Mortgagee. The captions of Articles, Sections and Subsections of this Amended and Restated Mortgage are for convenient reference only, and shall not affect the construction or interpretation of any of the terms and provisions set forth herein.

           1.3 Security Agreement. This Amended and Restated Mortgage constitutes a "Security Agreement" within the meaning of and shall create a security interest under the Uniform Commercial Code-Secured Transactions as adopted by the State of Florida, with respect to the Fixtures, Leases, Rents and Personal Property. A carbon, photographic or other reproduction of this Amended and Restated Mortgage or of any financing statement shall be sufficient as a financing statement. The Mortgagor's principal place of business and the secured party's address is set forth in the introduction to this Amended and Restated Mortgage.

                                   ARTICLE II

                               GRANT/SATISFACTION
                               ------------------

           2.1 Grant. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to secure the payment, observance, performance and discharge of the Obligations, Mortgagor does by these presents give, transfer, grant, bargain, sell, alien, remise, release, assign, Amended and Restated Mortgage, hypothecate, deposit, pledge, set over, confirm, convey and warrant unto Mortgagee all estate, right, title and interest of Mortgagor in and to the Mortgaged Property, whether now owned or held or hereafter acquired by Mortgagor, subject, however, to the Permitted Title Exceptions, to have and to hold the Mortgaged Property unto Mortgagee, its successors and assigns forever.

           2.2 Condition of Grant/Satisfaction. Subject to the provisions of this Amended and Restated Mortgage, the condition of these presents is such that if BT Orlando shall pay, observe, perform and discharge the Obligations, or cause same to be paid, observed, performed and discharged in strict accordance with the terms thereof, then this Amended and Restated Mortgage and the estates, interests, rights and assignments granted hereby shall be null and void, but otherwise shall remain in full force and effect. NOTWITHSTANDING THE FOREGOING OR ANY OTHER PROVISION IN THIS AMENDED AND RESTATED MORTGAGE, MORTGAGEE SHALL SATISFY THIS AMENDED AND RESTATED MORTGAGE INCLUDING THE ASSIGNMENT OF LEASES AND RENTS HEREIN CONTAINED AND ALL OTHER LIENS AND SECURITY INTERESTS CREATED IN THIS AMENDED AND RESTATED MORTGAGE, UPON PAYMENT TO MORTGAGEE OF A SATISFACTION PAYMENT ("SATISFACTION PAYMENT") OF EIGHT MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($8,500,000.00) IN IMMEDIATELY AVAILABLE FUNDS, BUT ONLY SO LONG AS THERE HAS OCCURRED NO DEFAULT OR EVENT OF DEFAULT UNDER THIS AMENDED AND RESTATED MORTGAGE OR ANY OF THE LOAN DOCUMENTS, OR ANY EVENT THAT FOLLOWING NOTICE OR PASSAGE OF TIME OR BOTH WOULD RESULT IN A DEFAULT OR AN EVENT OF DEFAULT HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS, WHICH SATISFACTION PAYMENT SHALL BE APPLIED TO THE OUTSTANDING PRINCIPAL BALANCE OF THE NOTE AND THEN TO ANY INTEREST OR FEES, IF ANY, IN CONNECTION WITH THE OBLIGATIONS, AND WHICH SATISFACTION SHALL BE EVIDENCED BY A SATISFACTION OF MORTGAGE RECORDED IN THE PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA.

           2.3 Subrogation. Until the Loan is paid in full, the Mortgagee is hereby subrogated to the claims and liens of all parties whose claims or liens are fully or partially discharged or paid with the proceeds of the indebtedness secured by this Amended and Restated Mortgage notwithstanding that such claims or liens may have been canceled and satisfied of record.

                                  ARTICLE III

                         ASSIGNMENT OF LEASES AND RENTS
                         ------------------------------

           3.1 Assignment. The Mortgagor does hereby absolutely and unconditionally assign and transfer to Mortgagee all of Mortgagor's estate, right, title and interest in and to the Leases and Rents, to have and to hold the Leases and Rents unto Mortgagee, its successors and assigns forever. From time to time, upon request of Mortgagee, Mortgagor shall give further evidence of this assignment to Mortgagee by executing and delivering to Mortgagee specific assignments of the Leases and Rents, in form and content approved by Mortgagee. All such specific assignments shall be of the same dignity and priority as this Amended and Restated Mortgage. From time to time, upon request of Mortgagee, Mortgagor shall also execute and deliver to Mortgagee any notification to tenants or other document reasonably required by Mortgagee.

           3.2 Payment of Rents to Mortgagor, as Trustee, Until Default. So long as no Event of Default has occurred, Mortgagor may, as trustee for the use and benefit of Mortgagee, collect, receive and accept the Rents as they become due and payable (but in no event for more than two (2) months in advance); provided, however, that if the Rents exceed the payments due under the Note, the Mortgagor may use such excess, first, for the operation and benefit of the Mortgaged Property and, second, for the general benefit of the Mortgagor. Upon the occurrence of an Event of Default Mortgagee may, at its option, remove the Mortgagor as trustee for the collection of the Rents and appoint any other person including, but not limited to, itself as a substitute trustee to collect, receive, accept and use all such Rents in payment of the Obligations, in such order as Mortgagee shall elect in its sole and absolute discretion, whether or not Mortgagee takes possession of the Mortgaged Property. Mortgagor hereby directs each of the respective tenants under the Leases, and any rental agent, to pay to Mortgagee all such Rents, as may now be due or shall hereafter become due, upon demand for payment thereof by Mortgagee without any obligation on the part of any such tenant or rental agent to determine whether or not an Event of Default has in fact occurred. Upon an Event of Default, the permission hereby given to Mortgagor to collect, receive and accept such Rents as trustee shall terminate and such permission shall not be reinstated upon a cure of the Event of Default without Mortgagee's specific written consent. Further, upon the event of a Default, Mortgagor shall immediately turn over to Mortgagee all Rents in the actual or constructive possession of Mortgagor, its affiliates, contractors, or its agents, together with an accounting thereof. Exercise of Mortgagee's rights under this Section, and the application of any such Rents to the Obligations, shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant hereto, but shall be cumulative and in addition to all other rights and remedies of Mortgagee.

           3.3 Performance Under Leases. Mortgagor covenants that it shall, at its sole cost and expense, (a) duly and punctually perform and discharge, or cause to be performed and discharged, all of the obligations and undertakings of Mortgagor or its agents under the Leases, (b) use its best efforts to enforce or secure, or cause to be enforced or secured, the performance of each and every obligation and undertaking of the respective tenants under the Leases, (c) promptly notify Mortgagee if Mortgagor receives any notice from a tenant claiming that Mortgagor is in default under a Lease and (d) appear in and defend any action or proceeding arising under or in any manner connected with the Leases.

           3.4 Leases In Good Standing. All Leases, if any, are in full force and effect, and there are no defaults thereunder or any defenses or offsets thereto on the part of any tenant.

           3.5 Provisions of Leases and Approval of Tenants. All Leases, if any, shall be inferior and subordinate to the lien of this Amended and Restated Mortgage and the terms of each Lease shall so expressly provide. Mortgagor covenants that all Leases hereafter entered into by Mortgagor shall be in form and substance satisfactory to Mortgagee. Further, the Mortgagee specifically reserves the right to approve all proposed tenants, and any assignee or sublessee of any existing tenant.

           3.6 Termination or Modification. Mortgagor covenants that it shall not, without the prior express written consent of Mortgagee, enter into a Lease, or materially modify, terminate, or consent to the cancellation or surrender of any Lease, or permit any tenant under any Lease to assign or sublet its rights thereunder.

           3.7 Delivery of Executed Leases and Monthly Status Reports. Mortgagor covenants that it shall furnish Mortgagee with executed copies of all Leases within ten (10) days after the execution thereof, and a monthly status report on all leasing activities, together with such other related information as may be reasonably required by Mortgagee.

           3.8 No Obligation of Mortgagee. This Assignment shall not be deemed or construed to constitute Mortgagee as a Mortgagee in possession of the Mortgaged Property nor shall it obligate Mortgagee to take any action or to incur expenses or perform or discharge any obligation, duty or liability of Mortgagor under any Lease.

           3.9 Cumulative Remedies. Each and every right, remedy and power granted to Mortgagee by this Article shall be cumulative and in addition to every other right, remedy and power given by the Loan Documents and now or hereafter existing in equity, at law, or by virtue of statute or otherwise. The failure of Mortgagee to avail itself of any of its rights, remedies and powers shall not be construed or deemed to be a waiver thereof.

           3.10 Notification of Mortgagee's Rights. Mortgagee shall have the right, but not the obligation, at any time and from time to time, to notify any tenant under any Lease of the rights of Mortgagee as provided in this Article III and Mortgagor, upon demand from Mortgagee, shall confirm to such tenant the existence of such rights.

           3.11 Management and Leasing.

           (a) The Mortgagor covenants that the Mortgaged Property shall be managed by the Mortgagor or, at the option of Mortgagor, by a management company which shall have been approved in writing by the Mortgagee and pursuant to a management agreement which shall have been approved in writing by the Mortgagee prior to the execution thereof.

           (b) In the event Mortgagor elects to engage a management company but shall fail to select a company approved by Mortgagee, such failure shall constitute an Event of Default under this Amended and Restated Mortgage.

           (c) Intentionally Omitted.

           3.12 Leasing Commission. Mortgagor covenants that any agreement to pay leasing commissions with respect to the leasing of space in the Mortgaged Property, or any part thereof, are and shall be subject, subordinate and inferior to the right of Mortgagee, so that in the event Mortgagee acquires title to the Mortgaged Property either at a foreclosure sale or by other means, Mortgagee will be exonerated and discharged from all liabilities for the payment of any such commissions or compensations.

           3.13 Intentionally Omitted.

           3.14 Other Assignments. Mortgagor shall not further assign or transfer the Leases or Rents except in favor of Mortgagee as provided in this
Article III, and shall not create or permit to be created or to remain, any mortgage, pledge, lien, encumbrance, claim, or charge on the Leases or Rents except for the lien and security interest of the Mezzanine Lender which shall be inferior and subordinate to this Amended and Restated Mortgage and the Loan Documents. Any transaction prohibited under this Section shall be null and void.

           3.15 Section 697.07 of the Florida Statutes. The assignments of Leases and Rents contained in this Amended and Restated Mortgage are intended to provide Mortgagee with all the rights and remedies of Mortgagees pursuant to
Section 697.07 of the Florida Statutes (hereinafter "Section 697.07"), as may be amended from time to time. However, in no event shall this reference diminish, alter, impair, or affect any other rights and remedies of Mortgagee, including but not limited to, the appointment of a receiver as provided in Section 8.1(e) herein, nor shall any provision in this Section diminish, alter, impair or affect any rights or powers of the receiver in law or equity or as set forth in
Section 8.1(e), herein. In addition, this assignment shall be fully operative without regard to value of the Mortgaged Property or without regard to the adequacy of the Mortgaged Property to serve as security for the obligations owed by Mortgagor to Mortgagee, and shall be in addition to any rights arising under
Section 697.07. Further, except for the notices required hereunder, if any, Mortgagor waives any notice of default or demand for turnover of rents by Mortgagee, together with any rights under Section 697.07 to apply to a court to deposit the Rents into the registry of the court or such other depository as the court may designate.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

           4.1 Representations and Warranties. Mortgagor hereby represents and warrants to Mortgagee that:

           (a) Organization, Corporate Power, Partnership Power, Etc. Mortgagor
(A) is duly organized, validly existing and in good standing under the laws of the state or country of its incorporation, (B) has the corporate power and authority to own its properties and to carry on its business as now being conducted, (C) is qualified to do business in the State of Florida, (D) is in compliance with all Governmental Requirements pertaining to the Mortgaged Property and the matters in clauses (A), (B) and (C) above, and (E) has not amended or modified its articles or certificate of incorporation or its bylaws except as previously disclosed in writing to Mortgagee prior to the execution hereof.

           (b) Validity of Loan Documents. (i) The execution, delivery and performance by Mortgagor of the Loan Documents, (A) are within the powers and purposes of Mortgagor, (B) have been duly authorized by all requisite action of Mortgagor, (C) do not require the approval of any Governmental Authority, and
(D) will not violate any Governmental Requirement, the articles of incorporation and bylaws of Mortgagor or any indenture, agreement or other instrument to which Mortgagor is a party or by which it or any of its property is bound, or be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its property or assets, except as contemplated by the provisions of the Loan Documents; and (ii) this Amended and Restated Mortgage and the Thackeray Environmental Indemnity Agreement by Mortgagor to Mortgagee, constitute the legal, valid and binding obligations of Mortgagor in accordance with their respective terms.

           (c) Intentionally Omitted.

           (d) Intentionally Omitted.

           (e) Intentionally Omitted.

           (f) Title. Mortgagor is indefeasibly seized of and has and will have good and marketable fee simple title to the Land and Improvements free and clear of any and all mortgages, liens, encumbrances, claims, charges, equities, covenants, conditions, restrictions, easements, rights-of-way and all other matters affecting the Land and Improvements, whether or not of record, except for those in favor of Mortgagee and for the Permitted Title Exceptions.

Mortgagor has and will have good, absolute and marketable title to the Fixtures and Personal Property all free and clear of any and all liens, charges, encumbrances, security interests and adverse claims whatsoever, except those in favor of Mortgagee and the Permitted Title Exceptions. Subject to the Permitted Title Exceptions, Mortgagor will preserve its title to the Mortgaged Property and will forever warrant and defend the same to Mortgagee and will forever warrant and defend the validity and priority of the lien of this Amended and Restated Mortgage against the claims of all persons and parties whomsoever. Mortgagor will receive direct and indirect benefit from the Loan, is under common control and ownership with BT Orlando and there is good and sufficient consideration for Mortgagor to execute and deliver this Amended and Restated Mortgage. Mortgagor is solvent within the meaning of all applicable bankruptcy codes and regulations and under Generally Accepted Accounting Principles and the execution and delivery of this Amended and Restated Mortgage will not render Mortgagor insolvent.

           (g) No Violations. No Governmental Requirement pertaining to the Mortgaged Property (including, but not limited to, 21 U.S.C. Sections 811 and 881, and 18 U.S.C. Section 1961), and no covenant, condition, restriction, easement or similar matter affecting the Land or Improvements has been violated, and Mortgagor has not received any notice of violation from any Governmental Authority or any other person with respect to any of the foregoing matters.

           (h) Taxes. Mortgagor has paid all taxes and assessments which are a lien on the Mortgaged Property which are due and payable. The Land is assessed separately from all other adjacent land for the purposes of real estate taxes and there is no intended public improvements which may involve any charge being levied or assessed, or which may result in the creation of any lien upon the Mortgaged Property.

           (i) Litigation. There are no judgments outstanding against Mortgagor and there is no action, suit, proceeding, or investigation now pending (or to the best of Mortgagor's knowledge after diligent inquiry, threatened) against, involving or affecting the Mortgaged Property, or any part thereof, at law, in equity or before any Governmental Authority that if adversely determined as to the Mortgaged Property or as to Mortgagor would result in a lien on the Mortgaged Property or adverse change in its operation and ownership, nor is there any basis for such action, suit proceeding or investigation.

           (j) Intentionally Omitted.

           (k) Condition of Mortgaged Property. The Mortgaged Property or any part thereof, now existing, is not damaged or injured as a result of any fire, explosion, accident, flood or other casualty. The Improvements, if any, as of the date of this Amended and Restated Mortgage, are free of any defects in material, structure and construction and do not violate any Governmental Requirements. To the best of Mortgagor's knowledge, there is no existing, proposed or contemplated plan to modify or realign any street or highway or any existing, proposed or contemplated eminent domain proceeding that would result in the taking of all or any part of the Mortgaged Property or that would adversely affect the use or the operation of the Mortgaged Property.

           (l) Zoning. The Land is zoned partially AC-3 Metropolitan Activity Center and partially R3-B Medium Density Residential,

           (m) No Default. To Mortgagor's knowledge, no default or Event of Default exists with respect to any of the Loan Documents or with lapse of time or notice or both would constitute a default.

           (n) Fictitious Name Statute. Mortgagor, if applicable, has duly complied with all of the requirements of the Florida Fictitious Name Statute.

           (o) Junior Mortgage. No Junior Mortgage exists as of the date hereof except for that certain Junior Mortgage in favor of Canpartners Realty Holding Company IV LLC, a California limited liability company, in the amount of Ten Million Dollars ($10,000,000.00). Such Junior Mortgage does not require the consent of any of the holders thereof to the Loan or if such consent is required it has been obtained. Such Junior Mortgage is in good standing, all principal, interest and other payments due thereunder have been paid in accordance with the terms thereof, there is no default thereunder and no event has occurred which with due notice or the lapse of time, or both, would constitute a default thereunder.

           (p) Environmental Contamination/Hazardous Material. Subject to all matters disclosed in the Environmental Reports, defined below, and based solely thereon and to the best of Mortgagor's knowledge, Mortgagor, as to the Mortgaged Property, and the Mortgaged Property are in full compliance with all Environmental Laws, and there are no civil, criminal or administrative actions, suits, demands, claims, hearings, notices or demand letters, notices of violation, investigations, or proceedings pending or threatened against the Mortgagor, as to the Mortgaged Property, or the Mortgaged Property relating in any way to any Environmental Law or any agreement, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved under any Environmental Law as to the Mortgaged Property. Except as disclosed in that certain Environmental Assessment Report prepared by Universal Engineering Sciences, Inc., dated March 27, 2001, delivered to Mortgagee by Mortgagor or BT Orlando (the "Environmental Report") and based solely thereon and to the best of Mortgagor's knowledge, there have never been nor are there currently any Hazardous Material located on, in, or under the Mortgaged Property or used in connection therewith, and, except as disclosed in the Environmental Reports and based solely thereon and to the best of Mortgagor's knowledge, neither Mortgagor nor any other person has ever used the Mortgaged Property for the manufacture, processing, distribution, use, transport, handling, treatment, storage, disposal, emission, discharge or release of any Hazardous Material. Except as disclosed in the Environmental Reports and based solely thereon and to the best of Mortgagor's knowledge, no notice or advice has been received by Mortgagor of any condition or state of facts that would be contributing to a claim of pollution or any other damage to the environment by reason of the conduct of any business on the Mortgaged Property or operation of the Mortgaged Property, whether past or present.

           (q) Intentionally Omitted.

           (r) Intentionally Omitted.

           4.2 Reliance on Representations. The Mortgagor acknowledges that the Mortgagee has relied upon the Mortgagor's representations, has made no independent investigation of the truth thereof, is not charged with any knowledge contrary thereto that may be received by an examination of the public records in Tallahassee, Florida and wherein the Land is located or that may have been received by any officer, director or employee of Mortgagee.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS
                              ---------------------

           5.1 Payment and Performance. Mortgagor shall promptly discharge its obligations under the Thackeray Documents and BT Orlando shall promptly pay and punctually perform, or shall cause to be promptly paid and punctually performed, all of the Obligations as and when due and payable.

           5.2 Existence. Mortgagor shall preserve and keep in full force and effect its existence, rights, franchises, trade names and qualification to transact business in the State of Florida.

           5.3 Compliance With Laws. Mortgagor shall promptly and faithfully comply with, conform to and obey all Governmental Requirements and the rules and regulations now existing or hereafter adopted by every Board of Fire Underwriters having jurisdiction, or similar body exercising similar functions, that may be applicable to Mortgagor's corporate existence, corporate good standing and/or to the Mortgaged Property or to the use or manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Mortgaged Property, whether or not such Governmental Requirement or rule or regulation shall necessitate structural changes or improvements or interfere with the use or enjoyment of the Mortgaged Property.

           5.4 Impositions.


           (a) Mortgagor shall pay all Impositions on the Mortgaged Property and all taxes levied or assessed upon this Mortgage, the Obligations (but only to the extent, with respect to the Obligations, that Mortgagor has any liability or obligation thereunder), or any of them. In the event of the passage, after the date of this Mortgage, of any law (i) making it illegal for the Mortgagor to pay the whole or any part of the Impositions, or charges or liens herein required to be paid by Mortgagor, or (ii) rendering the payment by Mortgagor of any and all taxes levied or assessed upon this Mortgage or the Obligations (but only to the extent, with respect to the Obligations, that Mortgagor has any liability or obligation thereunder), or the interest in the Mortgaged Property represented by this Mortgage unlawful, or (iii) rendering the covenants for the payment of the matters set forth in SUBPARTS (I) and (II) of this SUBSECTION by Mortgagor legally inoperative, Mortgagor or BT Orlando shall pay, upon demand, the entire unpaid Obligations (but only to the extent, with respect to the Obligations, that Mortgagor has any liability or obligation thereunder) notwithstanding anything in the Note, this Mortgage, or the other Loan Documents to the contrary.

           (b) BT Orlando or Mortgagor shall pay all ad valorem taxes on the Mortgaged Property on or before December 1st of each year in which they become a lien on the Mortgaged Property, and shall deliver to Mortgagee tax receipts evidencing said payment on or before December 31st of each year. BT Orlando or Mortgagor shall also deliver to Mortgagee receipts evidencing the payment of all other Impositions within thirty (30) days after same become due and payable or before same shall become delinquent, whichever is sooner.

           5.5 Insurance. Until the Obligations shall have been fully discharged by BT Orlando or Mortgagor, as applicable, Mortgagor or BT Orlando shall maintain, at Mortgagor's or BT Orlando's cost and expense, the following insurance coverages in full force and effect at all times throughout the term of the Loan:

           (a) Hazard Insurance. Mortgagee reserves the right to require appropriate hazard insurance in the event any improvements are constructed on the Land, such insurance to be in an amount and in such form and content as may be determined by Mortgagee at its discretion.

           (b) Liability Insurance. Mortgagor will obtain and keep in full force general accident and public liability against all claims for bodily injury, death or property damage occurring upon, in or about the Mortgaged Property in amounts and coverages as Mortgagor or BT Orlando now carries as evidenced by the Certificate of Insurance Mortgagor has delivered to Mortgagee, which Mortgagor represents and warrants Mortgagee has approved.

           (c) Intentionally Omitted.

           (d) Intentionally Omitted.

           (e) Intentionally omitted.

           (f) Intentionally Omitted.

           (g) Other Insurance. Mortgagor or BT Orlando shall obtain any and all other insurance coverages, if any, Mortgagee may require from time to time, including, without limitation, flood insurance, if any improvements are constructed on the Mortgaged Property. In addition, to the extent the Junior Mortgage provides for or requires any additional types or amounts of insurance not required hereunder, Mortgagor or BT Orlando shall promptly provide such insurance coverages to and for Mortgagee.

           The policy or policies of insurance shall (i) be from companies reasonably acceptable to Mortgagee, (ii) contain a standard mortgage clause in favor of Mortgagee naming Mortgagee as an additional insured, (iii) not be terminable or modified without thirty (30) days' prior written notice to Mortgagee, and (iv) be evidenced by a Certificate of Insurance in form acceptable to Mortgagee, to be held by Mortgagee until the Obligations shall have been fully paid and discharged or this Amended and Restated Mortgage is otherwise satisfied as provided herein. Mortgagor or BT Orlando shall furnish Mortgagee satisfactory evidence of payment of all premiums required and similar evidence of renewal or replacement coverage not later than thirty (30) days prior to the date any coverage will expire.

           Each insurance policy or endorsement required herein shall be written by an insurer having a rating not less than "A-XII Best's Rating according to the most current edition of Best's Key Rating Guide as determined at the time of the initial policy and at all times during the term hereof.

           All policies shall indicate that notices related to such insurance shall be sent to Mortgagee at:

                            Bank of America, N.A.
                            LASR-lnsurance Group, Loan #318544
                            Mail Code: GA7-022-l0-01
                            P.O. Box 105483
                            Atlanta, GA 30348-5483
                            Attn: Loan Administration
                            Real Estate Banking Group

                            WITH A COPY TO:
                            --------------

                            Bank of America, N.A.
                            414 Union Street
                            TN1-l00-80-07
                            Nashville, TN 32719
                            Attn: Loan Administration

           5.6 Intentionally omitted.

           5.7 Condemnation.

           (a) Mortgagor shall immediately notify Mortgagee upon obtaining any knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property or any part thereof or any interest therein.

           (b) If all or any part of the Mortgaged Property shall be damaged or taken through condemnation (which term when used in this Mortgage shall include any damage or taking by any Governmental Authority and any transfer by private sale in lieu thereof, either temporarily or permanently), Mortgagee at its option may declare all of the unpaid Obligations to be immediately due and payable, and upon ten (10) days written notice from Mortgagee to Mortgagor all such Obligations shall immediately become due and payable as fully and to the same effect as if such date were the date originally specified for the final payment or maturity thereof. Mortgagor and BT Orlando hereby assign, transfer, and set over unto Mortgagee and Mortgagee shall be entitled to all compensation, awards and other payments resulting from such condemnation, but not in excess of the aggregate of (i) the Satisfaction Payment provided for in Section 2.2 above and all unpaid accrued interest due under the Note, if any, plus (ii) all Condemnation Costs and Expenses, as defined below, plus (iii) any and all unpaid fees and charges, including legal fees due Mortgagee at the time the condemnation award is paid (collectively, the "Mortgagee's Share of Condemnation Proceeds", with such excess over the Mortgagee's Share of Condemnation Proceeds, if any, being referred to as "Mortgagor's Share of Condemnation Proceeds"). The Mortgagor's Share of Condemnation Proceeds, if any, shall be paid to Mortgagor. Mortgagee is hereby authorized, at its option, to commence, appear in and prosecute, in its own or in Mortgagor's name, any action or proceeding relating to any condemnation, and to settle or compromise any claim in connection therewith. The Mortgagee's Share of Condemnation Proceeds are hereby assigned by Mortgagor to Mortgagee and shall be applied first to the payment of all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Mortgagee in connection with any action or proceeding under this Section (the "Condemnation Costs and Expenses"), second, to the payment of the Satisfaction Payment (on all unpaid accrued interest under the Note) to Mortgagee, and third, to Mortgagor as Mortgagor's Share of the Condemnation Proceeds, if any, free from the lien and security interests of this Amended and Restated Mortgage. Mortgagor and BT Orlando shall execute such further assignments of any compensation, award, damages, right of action and proceeds, as Mortgagee may require from time to time consistent herewith.

           5.8 Intentionally Omitted.

           5.9 Intentionally Omitted.

           5.10 Repair. Mortgagor shall keep the Mortgaged Property in compliance with all Governmental Requirements pertaining to the Mortgaged Property.

           5.11 Inspection. Mortgagor shall permit Mortgagee and its agents to inspect the Mortgaged Property at any time during normal business hours and at all other reasonable times.

           5.12 Contest of Tax Assessments, Etc. After prior written notice to Mortgagee, Mortgagor, at its own expense, may contest by appropriate legal proceedings, promptly initiated and conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of (a) any of the Governmental Requirements referred to in Section 5.3 above, or (b) any Imposition; provided that: (i) in the case of any unpaid Imposition, such proceedings shall suspend the collection thereof from Mortgagor and from the Mortgaged Property, (ii) the Mortgaged Property or any part thereof will not be in danger of being sold, forfeited, terminated, canceled or lost, (iii) the use of the Mortgaged Property or any part thereof for its present or future intended purpose or purposes will not be interrupted, lost or terminated, (iv) Mortgagor shall have set aside adequate reserves with respect thereto, and (v) Mortgagor shall have furnished such security as may be required in the proceedings or as may be reasonably requested by Mortgagee.

           5.13 Expenses.

           (a) Intentionally Omitted.

           (b) Mortgagor shall pay or reimburse Mortgagee for all costs, charges, expenses, and reasonable attorneys' fees paid or incurred by Mortgagee pursuant to this Amended and Restated Mortgage including but not limited to those costs, charges, expenses and fees paid or incurred for the payment of the Impositions, insurance, or in any action, proceeding or dispute of any kind in which Mortgagee is a party because of any obligations under the Thackeray Documents as hereinafter defined not being duly and promptly performed or being violated, including, but not limited to, the foreclosure or other enforcement of this Amended and Restated Mortgage, any condemnation or eminent domain action involving the Mortgaged Property or any part thereof, any action to protect the security hereof, or any proceeding in probate, reorganization, bankruptcy, or forfeiture in rem involving the Mortgaged Property. All such amounts paid or incurred by Mortgagee, together with interest thereon at the Default Rate from the date incurred by Mortgagee, shall be secured by this Amended and Restated Mortgage and shall be due and payable by Mortgagor immediately, whether or not there be notice or demand therefor. The "Thackeray Documents" means collectively the Environmental Indemnity Agreement of even date herewith from Mortgagor to Mortgagee, this Amended and Restated Mortgage, and any and all other Loan Documents to which Mortgagor is a party.

           (c) Any reference in this Amended and Restated Mortgage to attorneys' or counsels' fees paid or incurred by Mortgagee shall be deemed to include paralegals' fees and legal assistants' fees. Moreover, wherever provision is made herein for payment of attorneys' or counsels' fees or expenses incurred by the Mortgagee, said provision shall include, but not be limited to, such fees or expenses incurred in any and all judicial, bankruptcy, reorganization, administrative, or other proceedings, including appellate proceedings, whether such fees or expenses arise before proceedings are commenced or after entry of a final judgment.

           5.14 Preservation of Agreements. Mortgagor shall preserve and keep in full force and effect all agreements, approvals, permits and licenses necessary for the development, use and operation of the Mortgaged Property for its intended purpose or purposes.

           5.15 Books and Records. The Mortgagor shall keep and maintain, at all times, full, true and accurate books of accounts and records, adequate to correctly reflect the results of the operation of the Mortgaged Property. The Mortgagee shall have the right to examine such books and records and to make such copies or extracts therefrom as the Mortgagee shall require.

           5.16 Estoppel Affidavits. Mortgagor, within ten (10) days after written request from Mortgagee, shall furnish a written statement, duly acknowledged, setting forth the unpaid principal balance of, and interest on, the Obligations secured by this Amended and Restated Mortgage, and whether or not any off-sets or defenses exist thereto.

           5.17 Indemnification.

                (a) Mortgagor shall at its own expense, and does hereby agree to, protect, indemnify, reimburse, defend and hold harmless Mortgagee and its directors, officers, agents, employees, attorneys, successors and assigns from and against any and all liabilities (including strict liability), losses, suits, proceedings, settlements, judgments, orders, penalties, fines, liens, assessments, claims, demands, damages, injuries, obligations, costs, disbursements, expenses or fees, of any kind or nature (including attorneys' fees and expenses paid or incurred in connection therewith) arising out of or by reason of (i) any action, or inaction of Mortgagee in connection with the Note, this Amended and Restated Mortgage, the other Loan Documents or the Mortgaged Property; and (ii) the use and operation of the Mortgaged Property. The indemnifications of this Section shall survive the full payment and performance of the Obligations and the satisfaction of this Amended and Restated Mortgage.

                (b) Mortgagor hereby agrees to protect, indemnify, defend and hold (i) Mortgagee; (ii) any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Mortgagee; (iii) the directors, officers, partners, employees and agents of Mortgagee and/or such persons or entities; and (iv) the heirs, personal representatives, successors and assigns of each of the foregoing persons or entities (each an "Indemnified Party") harmless from and against, and, if and to the extent paid, reimburse them on demand for, any and all Environmental Damages (hereinafter defined). Without limitation, the foregoing indemnity shall apply to each Indemnified Party with respect to Environmental Damages which in whole or in part are caused by or arise out of the negligence of such (and/or any other) Indemnified Party. However, such indemnity shall not apply to a particular Indemnified Party to the extent that the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of that particular Indemnified Party. Upon demand by Mortgagee, Mortgagor shall diligently defend any Environmental Claim which affects the Mortgaged Property or is made or commenced against Mortgagee, whether alone or together with Mortgagor or any other person, all at Mortgagor's own cost and expense and by counsel to be approved by Mortgagee in the exercise of its reasonable judgment. In the alternative, at any time Mortgagee may elect to conduct its own defense through counsel selected by Mortgagee and at the cost and expense of Mortgagor.

                (c) As used in this Agreement, the term "Environmental Damages" means all claims, demands, liabilities (including strict liability), losses, damages (including consequential damages), causes of action, judgments, penalties, fines, costs and expenses (including fees, costs and expenses of attorneys, consultants, contractors, experts and laboratories), of any and every kind or character, contingent or otherwise, matured or unmatured, known or unknown, foreseeable or unforeseeable, made, incurred, suffered, brought, or imposed at any time and from time to tune, whether before or after the Release Date (hereinafter defined) and arising in whole or in part from:

               (1) the presence of any Hazardous Material on the Mortgaged Property, or any escape, seepage, leakage, spillage, emission, release, discharge or disposal of any Hazardous Material on or from the Mortgaged Property, or the migration or release or threatened migration or release of any Hazardous Material to, from or through the Mortgaged Property, on or before the Release Date; or

               (2) any act, omission, event or circumstance existing or occurring in connection with the handling, treatment, containment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Material which is at any time on or before the Release Date present on the Mortgaged Property; or

               (3) the breach of any representation, warranty, covenant or agreement contained in this Agreement because of any event or condition occurring or existing on or before the Release Date; or

               (4) any violation on or before the Release Date, of any Environmental Requirement in effect on or before the Release Date, regardless of whether any act, omission, event or circumstance giving rise to the violation constituted a violation at the time of the occurrence or inception of such act, omission, event or circumstance; or

               (5) any Environmental Claim, or the filing or imposition of any environmental lien against the Mortgaged Property, because of, resulting from, in connection with, or arising out of any of the matters referred to in SUBPARAGRAPHS (1) through
                    (4) preceding;

and regardless of whether any of the foregoing subparagraphs (1) through (5) was caused by a Mortgagor or a tenant or subtenant, or a prior owner of the Mortgaged Property or its tenant or subtenant, or any third party, including but not limited to (i) injury or damage to any person, property or natural resource occurring on or off of the Mortgaged Property, including but not limited to the cost of demolition and rebuilding of any improvements on real property; (ii) the investigation or remediation of any such Hazardous Material or violation of Environmental Requirement, including but not limited to the preparation of any feasibility studies or reports and the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration, monitoring or similar work required by any Environmental Requirement or necessary to have full use and benefit of the Mortgaged Property as contemplated by the Loan Documents (including any of the same in connection with any foreclosure action or transfer in lieu thereof); (iii) all liability to pay or indemnify any person or governmental authority for costs expended in connection with any of the foregoing; (iv) the investigation and defense of any claim, whether or not such claim is ultimately defeated; and (v) the settlement of any claim or judgment.

           (d) As used in this Agreement, the term "Release Date" means the earlier of the following three dates: (i) the date on which the indebtedness and obligations secured by the Amended and Restated Mortgage have been paid and performed in full and the Amended and Restated Mortgage has been released; or
(ii) the date on which the lien of the Amended and Restated Mortgage is fully and finally foreclosed or a conveyance by deed in lieu of such foreclosure is fully and finally effective and possession of the Mortgaged Property has been given to and accepted by the purchaser or grantee free of occupancy and claims to occupancy by Mortgagor and their heirs, devisees, representatives, successors and assigns; or (iii) full, final and irrevocable satisfaction of this Amended and Restated Mortgage by means of the Satisfaction Payment pursuant to and in accordance with Section 2.2 above, but only after recordation of a satisfaction of this Mortgage in the Public Records of Orange County, Florida; provided that, if such payment, performance, release, foreclosure or conveyance is challenged, in bankruptcy proceedings or otherwise, the Release Date shall be deemed not to have occurred until such challenge is validly released, dismissed with prejudice to Mortgagee's satisfaction or otherwise barred by law from further assertion to Mortgagee's satisfaction and until such dismissal or bar occurs to Mortgagee's satisfaction, all provisions of this Section 5.17 shall remain in full force and effect.

           5.18 Intentionally Omitted.

           5.19 Intentionally Omitted.

           5.20 Further Assurances. Mortgagor, at its sole expense, upon the request of Mortgagee, shall execute, acknowledge and deliver such further instruments and do such further acts as may, in the opinion of the Mortgagee, be necessary, desirable, or proper to carry out more effectively the purpose of this Amended and Restated Mortgage and to subject to the lien hereof any property intended by the terms hereof to be covered hereby, including, without limitation, any proceeds, renewals, additions, substitutions, replacements, products, betterments, accessions and appurtenances thereto and thereof.

           5.21 Junior Mortgage(s) and Rights of Mortgagee.

           (a) Mortgagor shall, with respect to any Junior Mortgage, (i) promptly observe and perform all of the covenants and conditions contained in the Junior Mortgage, (ii) intentionally omitted, (iii) promptly notify Mortgagee in writing upon receipt by Mortgagor of any notice that Mortgagor is in default under the Junior Mortgage or that an event has occurred which with due notice or the lapse of time, or both, would constitute a default under the Junior Mortgage, and to promptly cause a copy of each such notice given by the holder thereof to be delivered to Mortgagee, and (iv) from time to time upon demand of Mortgagee submit evidence to Mortgagee that Mortgagor has maintained and is maintaining the Junior Mortgage in good standing. Upon receipt by Mortgagee of any such aforesaid notice, Mortgagee may rely thereon even though the existence of such default or the nature thereof may be questioned or denied by Mortgagor or by any party on behalf of Mortgagor.

           (b) If Mortgagor fails to perform any condition, covenant, or term of the Junior Mortgage, then Mortgagee may on behalf of Mortgagor, but without obligation to do so, and without notice to and demand upon Mortgagor, and without releasing Mortgagor from any Obligation and without waiving any Event of Default hereunder, take any action Mortgagee deems necessary or desirable to prevent or cure any such default by Mortgagor, including, but without limitation, the right to pay any and all payments of principal and interest, insurance premiums, taxes and assessments and other sums due or to become due under the Junior Mortgage. Mortgagor hereby expressly grants to Mortgagee and agrees that Mortgagee and its agents shall have the absolute and immediate right to enter upon the Land and the Improvements or any part thereof to such extent and as often as Mortgagee in its sole discretion deems necessary or desirable in order to prevent or cure any such default by Mortgagor. All payments and all costs and expenses incurred by Mortgagee in connection with any such prevention or cure (including, without limitation, reasonable attorneys' fees and expenses), together with interest thereon at the Default Rate from the date incurred by Mortgagee, shall be secured by this Amended and Restated Mortgage and shall be due and payable by Mortgagor immediately, whether or not there be notice, demand, an attempt to collect same, or suit pending.

           (c) Nothing in this Section shall in any manner be construed as consent by Mortgagee to the further encumbering or mortgaging of the Mortgaged Property.

           5.22 Financing Statements. Mortgagor shall execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements, continuation statements, and such further assurances as Mortgagee may from time to time consider reasonably necessary to create, perfect, preserve and maintain in full force and effect Mortgagee's lien upon the Fixtures, Leases, Rents and Personal Property; and, Mortgagee, at the expense of Mortgagor, may cause such statements and assurances to be recorded and re-recorded, filed and re-filed, in the name of Mortgagor, and Mortgagor hereby constitutes and irrevocably appoints Mortgagee its true and lawful attorney-in-fact, which appointment is coupled with an interest, with full power of substitution, and empowers said attorney or attorneys in the name of Mortgagor, but at the option of said attorney-in-fact, to execute and file any and all financing statements.

           5.23 Intentionally Omitted.

           5.24 Hazardous Material.

           (a) Mortgagor shall immediately notify Mortgagee orally and in writing (i) if Mortgagor becomes aware of the presence of any Hazardous Material or other environmental problem or liability on, in, under, released from or associated with the Mortgaged Property, or (ii) if an Environmental Claim is then existing with respect to the Mortgaged Property. Mortgagor shall forthwith transmit to Mortgagee all information it has received with respect to the Environmental Claim.

           (b) Mortgagor shall, at its own cost and expense, take any action necessary or advisable for the cleanup of any Hazardous Material on, in, under, released from or associated with the Mortgaged Property, including any removal, containment or remedial actions in accordance with all applicable Environmental Laws, and shall pay or cause to be paid all cleanup, administrative, enforcement and other costs, expenses or fines which may be asserted against Mortgagor, Mortgagee, the Mortgaged Property, or any other Person in connection therewith.

           (c) Mortgagee shall have the right but not the obligation, and without any limitation of Mortgagee's other rights under this Amended and Restated Mortgage, to enter onto the Mortgaged Property or to take any action as it deems necessary or advisable to cleanup, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Material or any Environmental Claim following receipt of any notice from any Person or Governmental Authority asserting the existence of any Hazardous Material or an Environmental Claim pertaining to the Mortgaged Property or any part thereof which, if true, could result in an order, suit or other action against Mortgagor or Mortgagee which, in the sole opinion of Mortgagee, could jeopardize Mortgagee's security under this Amended and Restated Mortgage. All Costs and expenses incurred by Mortgagee in the exercise of any such rights shall be secured by this Amended and Restated Mortgage and shall be payable by Mortgagor upon demand.

           (d) If an Environmental Claim is then outstanding or Mortgagee otherwise has reason to believe the Mortgaged Property is not in compliance with all Environmental Laws, Mortgagor shall, within thirty (30) days of Mortgagee's written request, cause to be prepared an environmental assessment (as hereinafter defined) of the Mortgaged Property including Hazardous Material waste management practices and Hazardous Material waste disposal sites thereon. As used herein, the term "Environmental Assessment" means a report (including all drafts thereof) of an environmental assessment of the Mortgaged Property of such scope (including but not limited to the taking of soil borings and air and groundwater samples and other above and below ground testing) as Mortgagee may request by a consulting firm acceptable to Mortgagee, made in accordance with Mortgagee's established guidelines and at Mortgagor's sole cost and expense. Should Mortgagor fail to provide such Environmental Assessment within said thirty (30) day period, Mortgagee shall have the right, but not the obligation, to retain an environmental consultant to perform and prepare same. All costs and expenses incurred by Mortgagee in the exercise of such rights shall be secured by this Amended and Restated Mortgage and shall be payable by Mortgagor to Mortgagee upon demand.

           5.25 Financial Reports, Etc. Mortgagor shall, at Mortgagor's sole cost and expense, provide Mortgagee with any financial statements, financial reports, appraisals or other documentation with respect to the Mortgaged Property or with respect to Mortgagor and relating in any way to the Mortgaged Property or Mortgagor's interest therein, if required from time to time by any Governmental Authority having regulatory authority over Mortgagee. Such information shall be provided by Mortgagor within thirty (30) days after written request from Mortgagee.

           5.26 Intentionally Omitted.

           5.27 Reappraisal of Mortgaged Property. Mortgagee may obtain from time to time, an appraisal of all or any part of the Mortgaged Property prepared in accordance with written instructions from Mortgagee by a third-party appraiser engaged directly by Mortgagee. Each such appraiser and appraisal shall be satisfactory to Mortgagee (including satisfaction of applicable regulatory requirements). The cost of any such appraisal shall be borne by BT Orlando if such appraisal is the first appraisal in any calendar year and shall be borne by BT Orlando in all events if Mortgagee obtains such appraisal after the occurrence of an Event of Default. Such cost is due and payable by BT Orlando on demand and shall be secured by the Loan Documents.

           5.28 Performance of Loan Documents. BT Orlando shall duly and punctually perform all covenants, terms and agreements expressed as binding upon it under all of the Loan Documents. BT Orlando executes this Amended and Restated Mortgage for the purpose of acknowledging and agreeing to perform its obligations under the Loan Documents and the Obligations; BT Orlando has no ownership interest in the Land. Thackeray shall duly and punctually perform all covenants, terms and agreements expressed as binding upon it under this Amended and Restated Mortgage and under the Thackeray Environmental Indemnity Agreement

           5.29 Performance of Other Agreements. Mortgagor shall duly and punctually perform all covenants, terms and agreements expressed as binding upon it under any Permitted Title Exception, or any other agreement of any nature whatsoever binding upon it with respect to the Mortgaged Property.

           5.30 Intentionally Omitted.

           5.31 Swap Agreements or Interest Rate Protection Agreements. BT Orlando shall duly and punctually perform all covenants, terms and agreements expressed as binding upon it under any Swap Agreements or Interest Rate Protection Agreements. BT Orlando acknowledges that its obligations under any Swap Agreements or Interest Rate Protection Agreement are obligations secured by this Mortgage. Further, Mortgagor, or BT Orlando, as applicable, acknowledges and agrees that the occurrence of any event of default under any Swap Agreements or Interest Rate Protection Agreement shall be a default hereunder, and vice versa.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

           6.1 Use Violations, Etc. Mortgagor shall not use the Mortgaged Property or allow the same to be used or occupied for any unlawful purpose or in violation of any Governmental Requirement or restrictive covenant covering, affecting or applying to the ownership, use or occupancy thereof, commit or permit or suffer any act to be done or any condition to exist on the Mortgaged Property or any article to be brought thereon that may be dangerous, or that may in any way increase any ordinary fire or other hazard, unless safeguarded as required by law, or that may, in law, constitute a nuisance, public or private.

           6.2 Care of the Mortgaged Property.

           (a) Mortgagor shall not commit or permit any waste, impairment, or deterioration of the Mortgaged Property, or (except as may be provided for in the Loan Agreement) perform any clearing, grading, filling or excavation of the Mortgaged Property, or make or permit to be made to the Mortgaged Property any alterations or additions that would have the effect of materially diminishing the value thereof (in Mortgagee's sole opinion).

           (b) Intentionally Omitted.

           (c) Intentionally Omitted.

           6.3 Other Liens and Mortgages.

           (a) Mortgagor shall not, without the prior written consent of Mortgagee, create or permit to be created or to remain, any mortgage, pledge, construction lien or other lien, conditional sale or other title retention agreement, encumbrance, claim, or charge on (whether prior or subordinate to the lien of this Amended and Restated Mortgage or the other Loan Documents) the Mortgaged Property or income therefrom, other than this Amended and Restated Mortgage, the other Loan Documents and the Permitted Title Exceptions. Any transaction prohibited under this Section shall be null and void.

           (b) Mortgagor shall not, without the prior written consent of Mortgagee, (i) enter into any agreement either oral or in writing, whereby any permitted Junior Mortgage is modified or amended in any manner whatsoever, (ii) permit the release of any guarantor or modification of any guaranty affecting any permitted Junior Mortgage, or (iii) incur any additional indebtedness secured thereby.

           (c) Mortgagor shall not directly or indirectly, take, acquire, or permit to be taken or acquired by any other party, any interest whatsoever in any permitted Junior Mortgage without the prior written consent of Mortgagee, which consent may be granted or denied by Mortgagee in its sole discretion.

           6.4 Transfer of Mortgaged Property. Mortgagor shall not sell, convey, or transfer or permit to be sold, conveyed or transferred any interest in the Mortgaged Property or any part thereof. A contract to deed or agreement for deed, or an assignment, pledge, or encumbrance of a beneficial interest in any land trust, or a lease for all or substantially all of the Land or Improvements shall constitute a transfer prohibited by the provisions of this Section and shall be null and void.

           6.5 Intentionally Omitted.

           6.6 Intentionally Omitted.

           6.7 Mortgagor's Certificate of Incorporation. Mortgagor shall not, without the prior written consent of Mortgagee, materially amend its articles of incorporation its by-laws in any manner that would materially adversely affect Mortgagee's rights or security interest hereunder.

           6.8 Intentionally Omitted.

           6.9 Environmental Contamination/Hazardous Material. Mortgagor and the Mortgaged Property shall at all times remain in full compliance with all Environmental Laws. Mortgagor shall not, nor permit any other person to manufacture, process, distribute, use, transport, handle, treat, store, dispose, emit, discharge, leak, spill or release any Hazardous Material on, in, under or from the Mortgaged Property in violation of any Environmental Law.

                                  ARTICLE VII

                                EVENTS OF DEFAULT
                                -----------------

           7.1 Events of Default. An "Event of Default", as used in this Amended and Restated Mortgage, shall occur at any time or from time to time:

           (a) Failure to Pay. If any Obligation or any installment thereof is not paid within five (5 )calendar days after the date such Obligation or installment is due and payable; provided, however, that the failure to pay all or any portion of principal or interest or the prepayment fee, if any, or any other fee or other sums due Mortgagee on the maturity date of the Note or any other Loan Document shall immediately constitute an Event of Default under this subsection without any grace period;

           (b) Failure to Perform. If any non-monetary Obligation is not duly and promptly performed or is violated and the same is not cured within fifteen
(15) business days after written notice by Mortgagee to Mortgagor of any such default; provided, however, if such failure to perform is not reasonably susceptible to cure within said fifteen (15) business days, such cure period shall be extended an additional fifteen (15) business days so long as Mortgagor has commenced cure within said initial fifteen (15) business days and thereafter diligently prosecutes such cure to completion and such cure in any event is effected within forty-five (45) calendar days after the initial written notice from Mortgagee of such Event of Default;

           (c) False Representation. If any representation or warranty made in any Loan Document by or on behalf of Mortgagor or any Guarantor is at any time false, misleading, or if any such representation or warranty is breached;

           (d) Judgment. If a final judgment for the payment of money is rendered against Mortgagor and the same remains unsatisfied except for such period of time as execution on the judgment is effectively stayed;

           (e) Voluntary Bankruptcy, Etc. If Mortgagor or BT Orlando or Guarantor (i) is voluntarily adjudicated a bankrupt or insolvent, (ii) seeks or consents to the appointment of a receiver or trustee for itself or for all or any part of its property, (iii) files a petition seeking relief, including reorganization, arrangement or similar relief, under the present Bankruptcy Code or other similar present or future applicable laws of the United States or any state or any other competent jurisdiction, (iv) makes a general assignment for the benefit of creditors or (v) admits in writing its inability to pay its debts as they mature;

           (f) Involuntary Bankruptcy, Etc. If a receiver or trustee is appointed for Mortgagor or Guarantor or for all or any part of the Mortgaged Property without Mortgagor's consent and such appointment is not vacated within sixty (60) days, or if a petition is filed against Mortgagor seeking relief, including reorganization, arrangement or similar relief, under the present Bankruptcy Code or other similar present or future applicable laws of the United States or any state or other competent jurisdiction, and such petition is not dismissed within sixty (60) days after the filing thereof;

           (g) Dissolution. If Mortgagor or BT Orlando or Guarantor voluntarily or involuntarily dissolves or liquidates;

           (h) Intentionally Omitted.

           (i) Intentionally Omitted.

           (j) Default by Guarantor. With respect to the Loan secured hereby, if any Guarantor fails to duly pay or perform any covenant, term, provision, or condition of the Guaranty; or fails to duly pay or perform any and all indebtedness, liabilities and obligations (whether joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated, matured or unmatured with respect to the Loan secured hereby) of any Guarantor to Mortgagee or to any of Mortgagee's affiliates, whether now existing or hereafter created or arising or now owned or howsoever hereafter acquired by Mortgagee or by any of Mortgagee's affiliates (subject to any notice or cure period requirements, if any, set forth in the applicable Guaranty);

           (k) With respect to the Loan secured hereby, if any Guarantor fails to duly pay or perform any and all indebtedness, liabilities and obligations (whether joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated, matured or unmatured with respect to the Loan secured hereby) of any Guarantor to Mortgagee or to any of Mortgagee's affiliates, whether now existing or hereafter created or arising or now owned or howsoever hereafter acquired by Mortgagee or by any of Mortgagee's affiliates (subject to any notice or cure period requirements, if any, set forth in the applicable Guaranty);

           (l) Default Under Loan Documents. If any default occurs under any of the other Loan Documents or if any obligation of BT Orlando or Guarantor under any of the other Loan Documents is not fully performed;

           (m) Foreclosure of Other Liens. If the holder of any mortgage or other lien on the Mortgaged Property, whether a Permitted Title Exception or not (without hereby implying Mortgagee's consent to any such mortgage or other lien) institutes foreclosure or other proceedings for the enforcement of any of its remedies thereunder;

           (n) Notice Limiting Future Advances. If Mortgagor, pursuant to Florida Statutes 697.04(l)(b) as amended from time to time, files for record a notice limiting the maximum amount which may be secured by this Amended and Restated Mortgage;

           (o) Default Under BT Orlando Mortgage or Junior Mortgage, not including Junior Mortgage in favor of Canyon. If any default or any event of default occurs under the BT Orlando Mortgage or any permitted Junior Mortgage (except for the Junior Mortgage in favor of Canyon for which a default under same shall not be a default hereunder) whether or not foreclosure or other proceedings have been instituted thereunder; or

           (p) Intentionally Omitted.

           7.2 Cure Periods. Notwithstanding any thing to the contrary set forth herein or in the Other Loan Documents, to the extent the Junior Mortgage or the Junior Loan Documents provide for shorter notice and/or cure periods, such shorter notice and cure periods shall apply hereunder just as if expressly set forth herein, but this section shall not be interpreted or construed to require any notice or cure periods merely because the Junior Mortgage or the Junior Loan Documents contain notice and/or cure provisions.

                                  ARTICLE VIII

                               RIGHTS AND REMEDIES
                               -------------------

           8.1 Remedies. If an Event of Default shall have occurred, Mortgagee may, at its option, exercise any, some or all of the following remedies, concurrently or consecutively:

           (a) Acceleration. Mortgagee may declare all of the unpaid Obligations, together with all accrued interest thereon, to be due and payable without notice or demand which are hereby expressly waived, and upon such declaration all such Obligations shall immediately become due and payable as fully and to the same effect as if the date of such declaration were the date originally specified for the full payment or maturity thereof.

           (b) Mortgagee's Right to Enter and Take Possession, Operate and Apply Income.

                (i) Mortgagee may demand that Mortgagor surrender the actual possession of the Mortgaged Property and upon such demand, Mortgagor shall forthwith surrender same to Mortgagee and, to the extent permitted by law, Mortgagee itself, or by such officers or agents as it may appoint, may enter and take possession of all of the Mortgaged Property and may exclude Mortgagor and its agents and employees wholly therefrom.

                (ii) If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after Mortgagee's demand, Mortgagee may obtain a judgment or order conferring on Mortgagee the right to immediate possession or requiring the Mortgagor to deliver immediate possession to Mortgagee, to the entry of which judgment or decree the Mortgagor hereby specifically consents.

                (iii) Mortgagee may from time to time: (A) hold, use, operate, manage and control the Mortgaged Property; (B) make all reasonably necessary maintenance and repairs, thereto and thereon; (C) insure or keep the Mortgaged Property insured; (D) exercise all the rights and powers of the Mortgagor in its name or otherwise with respect to the same; and (E) enter into agreements with others (including, without limitation, new Leases or amendments, extensions, or cancellations to existing Leases) all as Mortgagee from time to time may determine in its sole discretion. Mortgagor hereby constitutes and irrevocably appoints Mortgagee its true, and lawful attorney-in-fact, which appointment is coupled with an interest, with full power of substitution, and empowers said attorney or attorneys in the name of Mortgagor, but at the option of said attorney-in-fact, to do any and all acts and execute any and all agreements that Mortgagee may deem necessary or proper to implement and perform any and all of the foregoing.

                (iv) The Mortgagee may, with or without taking possession of the Mortgaged Property as hereinabove provided, collect and receive all the Rents therefrom, including those past due as well as those accruing thereafter, and shall apply the monies so received first, to the payment of all costs and expenses (including, without limitation, costs of arbitration, reasonable attorneys' fees and expenses) incurred by Mortgagee and its agents in connection with the collection of same, whether or not in possession of the Mortgaged Property, and second, in such order as Mortgagee may elect, to the payment of the Obligations.

           (c) Proceedings To Recover Sums Due.

                (i) If any installment or part of any Obligation shall fail to be paid when due or if Mortgagor shall fail to discharge any of its obligations under the Loan Documents or the Thackeray Documents, Mortgagee shall be entitled to sue for and to recover judgment against BT Orlando for the amount so due under the Obligations and/or against Mortgagor as to sums due under the Loan Documents and the Thackeray Obligations (but with respect to Mortgagor only as to sums due from Mortgagor, not as to sums due from BT Orlando) together with all costs and expenses (including, without limitation, costs of arbitration, reasonable attorneys' fees and expenses) incurred by Mortgagee in connection with such proceeding, together with interest thereon at the Default Rate from the date incurred by Mortgagee. Any such judgment against Mortgagor or BT Orlando, as applicable, shall bear interest at the Maximum Rate. All such costs and expenses shall be secured by this Amended and Restated Mortgage and shall be due and payable immediately.

                (ii) If BT Orlando shall fail to pay upon the Mortgagee's demand, after acceleration as provided herein all of the unpaid Obligations, together with all accrued interest thereon, or if Mortgagor shall fail to discharge any of the Thackeray Obligations, Mortgagee shall be entitled to sue for and to recover judgment against BT Orlando or Mortgagor, as the case may be, for the entire amount so due and unpaid together with all costs and expenses (including, without limitation, costs of arbitration, reasonable attorneys' fees and expenses) incurred by Mortgagee in connection with such proceedings, together with interest thereon at the Default Rate from the date incurred by Mortgagee. Any such judgment against BT Orlando, or Mortgagor, as the case may be, shall bear interest at the Maximum Rate. All such costs and expenses shall be secured by this Amended and Restated Mortgage and shall be payable by BT Orlando or Mortgagor, as the case may be, immediately. Mortgagee's right under this Sub-section (ii) may be exercised by Mortgagee either before, after or during the pendency of any proceedings for the enforcement of this Amended and Restated Mortgage, including appellate proceedings.

                (iii) No recovery of any judgment as provided in Subsections (1) and (ii) above and no attachment or levy of any execution upon any of the Mortgaged Property or any other property shall in anyway affect the lien of this Amended and Restated Mortgage upon the Mortgaged Property or any part thereof, or any lien, rights, powers, or remedies of Mortgagee hereunder, but such lien, rights, powers and remedies shall continue unimpaired as before.

           (d) Foreclosure.

                (i) Mortgagee may institute proceedings for the partial or complete foreclosure of this Amended and Restated Mortgage and Mortgagee may, pursuant to any final judgment of foreclosure, sell the Mortgaged Property as an entirety or in separate lots, units, or parcels.

                (ii) In case of a foreclosure sale of all or any part of the Mortgaged Property, the proceeds of sale shall be applied in accordance with
Section 8.8 hereof, and the Mortgagee shall be entitled to seek a deficiency judgment against the Mortgagor to enforce payment of any and all obligations then remaining due and unpaid under the Thackeray Documents, together with interest thereon, and to recover a judgment against the Mortgagor thereof, which judgment shall beat interest at the Maximum Rate, except that Mortgagor shall not be responsible for any deficiency under the Note.

                (iii) The Mortgagee is authorized to foreclose this Amended and Restated Mortgage subject to the rights of any tenants of the Mortgaged Property, or Mortgagee may elect which tenants Mortgagee desires to name as parties defendant in such foreclosure and failure to make any such tenants parties defendant to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted by the Mortgagor to be, a defense to any proceedings instituted by the Mortgagee to collect the unpaid Obligations or to collect any deficiency authorized under Section 8.l(d)(ii) above and under
10.14 below remaining unpaid after the foreclosure sale as set forth in Section 8.1(d)(ii) above.

           (e) Receiver. Mortgagee may apply to any court of competent jurisdiction to have a receiver appointed to enter upon and take possession of the Mortgaged Property, collect the Rents therefrom and apply the same as the court may direct, such receiver to have all of the rights and powers permitted under the laws of the State of Florida. The right of the appointment of such receiver shall be a matter of strict right without regard to the value or the occupancy of the Mortgaged Property or the solvency or insolvency of Mortgagor. The expenses, including receiver's fees, attorneys' fees, costs and agent's commission incurred pursuant to the powers herein contained, together with interest thereon at the Default Rate, shall be secured hereby and shall be due and payable by Mortgagor immediately without notice or demand. Notwithstanding the appointment of any receiver or other custodian, Mortgagee shall be entitled as pledgee to the possession and control of any cash or deposits at the time held by, payable, or deliverable under the terms of this Amended and Restated Mortgage to the Mortgagee, and the Mortgagee shall have the right to offset the unpaid Obligations against any such cash or deposits in such order as Mortgagee may elect.

           (f) Remedies as to Personal Property. Mortgagee may exercise any or all of its rights and remedies under the Uniform Commercial Code-Secured Transactions as adopted by the State of Florida or other applicable law as well as all other rights and remedies possessed by Mortgagee, all of which shall be cumulative. Mortgagee is hereby authorized and empowered to enter the Mortgaged Property or other place where the Personal Property may be located without legal process, and to take possession of the Personal Property without notice or demand, which hereby are waived to the maximum extent permitted by the laws of the State of Florida. Upon demand by Mortgagee, Mortgagor shall make the Personal Property available to Mortgagee at a place reasonably convenient to Mortgagee. Mortgagee may sell at one or more public or private sales and for such price as Mortgagee may deem commercially reasonable, any and all of the Personal Property secured by this Amended and Restated Mortgage, and any other security or property held by Mortgagee and Mortgagee may be the purchaser of any or all of the Personal Property.

           (g) Other. Mortgagee may institute and maintain any suits and proceedings as the Mortgagee may deem advisable (i) to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or in violation of this Amended and Restated Mortgage, (ii) to preserve or protect its interest in the Mortgaged Property, and (iii) to restrain the enforcement of or compliance with any Governmental Requirement that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such Governmental Requirement might impair the security hereunder or be prejudicial to the Mortgagee's interest.

           8.2 Remedies Cumulative and Concurrent. No right, power or remedy of Mortgagee as provided in the Note, this Amended and Restated Mortgage, the Guaranty, or the other Loan Documents is intended to be exclusive of any other right, power, or remedy of Mortgagee, but each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power or remedy available to Mortgagee now or hereafter existing at law or in equity and may be pursued separately, successively or together against Mortgagor (but only those remedies in the Thackeray Documents as to Mortgagor), BT Orlando, any Guarantor, or any endorser, co-maker, surety or guarantor of the Obligations, or the Mortgaged Property or any part thereof, or any one or more of them, at the sole discretion of Mortgagee. The failure of Mortgagee to exercise any such right, power or remedy shall in no event be construed as a waiver or release thereof.

           8.3 Waiver, Delay or Omission. No waiver of any Event of Default hereunder shall extend to or affect any subsequent or any other Event of Default then existing, or impair any rights, powers or remedies consequent thereon, and no delay or omission of Mortgagee to exercise any right, power or remedy shall be construed to waive any such Event of Default or to constitute acquiescence therein.

           8.4 Credit of Mortgagee. To the maximum extent permitted by the laws of the State of Florida, upon any sale made under or by virtue of this Article, Mortgagee may bid for and acquire the Mortgaged Property, or any part thereof, and in lieu of paying cash therefor may apply to the purchase price, any portion of or all of the unpaid Obligations in such order as Mortgagee may elect

           8.5 Sale. Any sale or sales made under or by virtue of this Article shall operate to divest all the estate, sight, title, interest, claim and demand whatsoever at law or inequity, of the Mortgagor and all Persons, except tenants pursuant to Leases approved by Mortgagee, claiming by, through or under Mortgagor in and to the properties and rights so sold, whether sold to Mortgagee or to others.

           8.6 Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, seizure of the Mortgaged Property by any Governmental Authority, or other judicial proceedings affecting the Mortgagor, any Guarantor, any endorser, co-maker, surety, or guarantor of the Obligations, or any of their respective properties, the Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as maybe necessary or advisable in order to have its claim allowed in such proceedings for the entire unpaid Obligations at the date of the institution of such proceedings, and for any additional amounts which may become due and payable after such date.

           8.7 Waiver of Redemption, Notice, Marshalling, Etc. Mortgagor hereby waives and releases, for itself and anyone claiming through, by, or under it, to the maximum extent permitted by the laws of the State of Florida:

           (a) all benefit that might accrue to Mortgagor by virtue of any present or future law exempting the Mortgaged Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment,

           (b) unless specifically required herein, all notices of default, or Mortgagee's actual exercise of any option or remedy under the Loan Documents, or otherwise, and

           (c) any right to have the Mortgaged Property marshalled.

           8.8 Application of Proceeds. The proceeds of any sale of all or any portion of the Mortgaged Property shall be applied by Mortgagee first, to the payment of receiver's fees and expenses, if any, and to the payment of all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Mortgagee, together with interest thereon at the Default Rate from the date so incurred, in connection with any entry, action or proceeding under this Article and, second, in such order as Mortgagee may elect, to the payment of the Obligations, then any balance shall be paid to Mortgagor; provided, however, Mortgagor shall remain liable to Mortgagee for any difference between the net proceeds of sale and amounts of the Obligations until all of the Obligations have been paid in full.

           8.9 Discontinuance of Proceedings. If Mortgagee shall have proceeded to enforce any right under any Loan Document and such proceedings shall have been discontinued or abandoned for any reason, then except as may be provided in any written agreement between Mortgagor and Mortgagee providing for the discontinuance or abandonment of such proceedings, Mortgagor and Mortgagee shall be restored to their former positions and the sights, remedies and powers of Mortgagee shall continue as if no such proceedings had been instituted.

           8.10 Mortgagee's Actions. Mortgagee may, at any time without notice to any Person and without consideration, do or refrain from doing any or all of the following actions, and neither the Mortgagor, any Guarantor, any endorser, co-maker, surety or guarantor of the Obligations, nor any other Person (hereinafter in this Section collectively referred to as the "Obligor") now or hereafter liable for the payment and performance of the Obligations shall be relieved from the payment and performance thereof, unless specifically released in writing by Mortgagee: (a) renew, extend or modify (excepting increases in the principal balance of the Note not resulting from Mortgagee expenditures to cure Mortgagor or BT Orlando defaults under any Loan Document) the terms of the Note, this Amended and Restated Mortgage, the Guaranty and the other Loan Documents, or any of them, (b) forbear or extend the time for the payment or performance of any or all of the Obligations; (c) unless expressly otherwise provided herein apply payments by any Obligor to the reduction of the unpaid Obligations in such manner, in such amounts, and at such times and in such order and priority as Mortgagee may see fit; (d) release any Obligor, (e) substitute or release in whole or in part the Mortgaged Property or any other collateral or any portion thereof now or hereafter held as security for the Obligations without affecting, disturbing or impairing in any manner whatsoever the validity and priority of the lien of this Amended and Restated Mortgage upon the Mortgaged Property which is not released or substituted, or the validity and priority of any security interest of the Mortgagee in such other collateral which is not released or substituted; (f) subordinate the lien of this Amended and Restated Mortgage or the lien of any other security interest in any other collateral now or hereafter held as security for the Obligations; (g) at the request of Mortgagor or after an Event of Default join in the execution of a plat or replat of the Land; (h) at the request of Mortgagor or after an Event of Default join in and consent to the filing of a declaration of condominium or declaration of restrictive covenants regarding all or any part of the Land; (i) at the request of Mortgagor or after an Event of Default consent to the granting of any easement on the Land; and (j) generally deal with any obligor or any other party as Mortgagee may see fit.

                                   ARTICLE IX

                             MORTGAGEE'S PERFORMANCE

           9.1 Governmental Regulation of Mortgagee. Mortgagee is subject to various Governmental Authorities and the laws, rules and regulations enacted, adopted and promulgated by them. To the extent that Mortgagee's authority to perform its obligations (if any) under this Amended and Restated Mortgage, now or hereafter, may be limited or regulated by such Governmental Authorities, Mortgagee is hereby excused from such performance,

           9.2 Mortgagee's Failure to Perform. If Mortgagee fails to perform its obligations (if any) under this Amended and Restated Mortgage (except to the extent excused therefrom as provided in Section 9.1 above), Mortgagor shall notify Mortgagee in writing (the "Notice") within thirty (30) days after Mortgagor's obtaining knowledge of such failure. Each such Notice shall describe in detail the act or event constituting the non-performance by Mortgagee. Mortgagee shall have thirty (30) days after its receipt of the Notice to cure any such failure to perform, unless such cure can not be accomplished using reasonable efforts within said thirty (30) day period, in which case Mortgagee shall have such additional time as may be necessary, using reasonable efforts, to cure such non-performance (the "Mortgagee Cure Period").

           9.3 Sole Discretion of Mortgagee. Wherever pursuant to this Mortgage Mortgagee exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Mortgagee, the decision of Mortgagee to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Mortgagee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

           9.4 Mortgagor's Rights and Remedies. The giving of the Notice and the expiration of the Mortgagee Cure Period shall be conditions precedent to any sight of the Mortgagor to bring an action against Mortgagee. Mortgagor hereby expressly agrees that its sale remedy against Mortgagee in any such action shall be that of specific performance.

                                   ARTICLE X

                                  MISCELLANEOUS

           10.1 Maximum Rate of Interest. Nothing contained herein, in the Note, or in any other Loan Document, or the Commitment, or in any instrument or transaction related thereto, shall be construed or so operate as to require Mortgagor or BT Orlando or any person liable for the payment of the Loan made pursuant to the Note, or liable for the payment of any Obligations, to pay interest, or any charge in the nature of interest, in an amount or at a rate which exceeds the maximum rate of interest allowed by applicable law, as amended from time to time. Should any interest or other charges in the nature of interest received by Mortgagee or paid by Mortgagor or BT Orlando or any parties liable for the payment of the Loan made pursuant to the Note, or liable for the payment of any Obligations, exceed the maximum rate of interest allowed by applicable law, as amended from time to time, then such excess sum shall be credited against the principal balance of the Note or the balance of the other Obligations, as applicable, unless Mortgagor or BT Orlando or such other parties liable for such payments, as applicable, shall notify the Mortgagee, in writing, that Mortgagor or BT Orlando or such other party elects to have such excess sum returned to it forthwith, it being the intent of the parties hereto that under no circumstances shall Mortgagor or BT Orlando or any parties liable for any of the aforesaid payments be required to pay interest in excess of the maximum rate of interest allowed by applicable law, as amended from time to time. The Mortgagee may, in determining the maximum rate of interest allowed under applicable law, as amended from time to time, take advantage of any state or federal law, rule or regulation in effect from time to time which may govern the maximum rate of interest which may be reserved, charged or taken.

           10.2 Continuing Agreement. This Amended and Restated Mortgage and all of the Mortgagor's representations, warranties and covenants herein, Mortgagee's security interest in the Mortgaged Property and all of the rights, powers and remedies of Mortgagee hereunder shall continue in full force and effect until the earlier of Mortgagee's receipt of the Satisfaction Payment pursuant to and in accordance with Section 2.2 or until all of the Obligations have been paid and performed in full; until the earlier of Mortgagee's receipt of the Satisfaction Payment pursuant to and in accordance with Section 2.2 or until Mortgagee has no further obligation to make any advances under the Loan; and until the earlier of Mortgagee's receipt of the Satisfaction Payment pursuant to and in accordance with Section 2.2 or until Mortgagee, upon the request of the Mortgagor, has executed a satisfaction of Amended and Restated Mortgage; provided, however, that the indemnifications set forth in Article V of this Amended and Restated Mortgage and the indemnifications and obligations described in the other Thackeray Documents shall survive the satisfaction of this Amended and Restated Mortgage.

           10.3 Survival of Warranties and Covenants. The warranties, representations, covenants and agreements set forth in this Amended and Restated Mortgage shall survive the making of the Loan and the execution and delivery of the Note, and shall continue in full force and effect until the earlier of Mortgagee's receipt of the Satisfaction Payment pursuant to and in accordance with Section 2.2 or until all of the Obligations shall have been paid and performed in full.

           10.4 No Representation By Mortgagee. By accepting or approving anything required to be observed, performed or fulfilled, or to be given to Mortgagee, pursuant to this Amended and Restated Mortgage, or the other Loan Documents, or the Commitment, including, but not limited to, any officer's certificate, balance sheet, statement, survey or appraisal, Mortgagee shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Mortgagee.

           10.5 Notice. All notices, demands, requests and other communications required under this Amended and Restated Mortgage may be given orally (either in person or by telephone if confirmed in writing within three (3) days thereafter), by telex, telegram, or telecopy, or in writing delivered by hand or mail and shall be conclusively deemed to have been received if delivered or attempted to be delivered by United States first class mail, return receipt requested, postage prepaid, addressed to the party for whom it is intended as follows:

           If to Mortgagee:

                     Bank of America, NA.
                     414 Union Street
                     TNI-l00-80.07
                     Nashville, TN 32719
                     Attn Loan Administration

           If to Mortgagor:

                     Thackeray Corporation
                     509 Madison Avenue, Suite 1714
                     New York, NY 10022
                     Attn: Jules Ross

           With copy to:

                     (a) Martin J. Rabinowitz
                     1500 Broadway, Suite 1020
                     New York, NY 10036

                     (b) BT Orlando Limited Partnership
                     100 Peabody Place, Suite 1400
                     Memphis, TN 38103
                     Attn:     Jimmie D. Williams

                     (c) James G. Willard, Esquire
                     Shutts & Bowen LLP
                     P.O. Box 4956
                     (Courier: 300 South Orange Avenue, Ste. 1000
                     Orlando, Florida 32801-3373)
                     Orlando, FL 32802-4956

Any party may designate a change of address by written notice to the other party, received by such other party at least ten (10) days before such change of address is to become effective.

           Notwithstanding anything to the contrary set forth herein, the parties expressly acknowledge and agree that any requirement of notice to the Mortgagor (if any) under this Mortgage shall be satisfied by notice sent to Mortgagor to its address on the first page of this Mortgage and that while Mortgagee agrees to use reasonable efforts to endeavor to send copies of notices to the other parties noted in this Section 10.5 or elsewhere, failure or omission to sand such copies shall not give rise to any liability on the part of Mortgagee, or invalidate any notice to the Mortgagor, or give rise to any other notice requirement or any cure period.

           10.6 Mortgagee's Right to Pay and Perform. If Mortgagor shall fail to duly pay or perform any of the Thackeray Obligations required by this Amended and Restated Mortgage, then at any time thereafter without notice to or demand upon Mortgagor, and without waiving or releasing any right, remedy, or power of Mortgagee, and without releasing any of the Obligations or any Event of Default, Mortgagee may pay or perform such Thackeray Obligation for the account of and at the expense of Mortgagor, and shall have the right to enter and to authorize others to enter upon the Mortgaged Property for such purpose and to take all such action thereon and with respect to the Mortgaged Property as may be necessary or appropriate for such purpose. All payments made and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Mortgagee, together with interest thereon at the Default Rate from the date incurred by Mortgagee shall be secured by this Amended and Restated Mortgage and shall be due and payable by Mortgagor immediately, whether or not there be notice, demand, an attempt to collect same, or suit pending.

           10.7 Covenants Running With the Land. All covenants contained in this Amended and Restated Mortgage shall be binding on the Mortgagor and shall run with the Land.

           10.8 Successors and Assigns. All of the terms of this Amended and Restated Mortgage shall apply to and be binding upon, and inure to the benefit of, the heirs, devisees, personal representatives, successors and assigns of Mortgagor and Mortgagee, respectively, and all persons claiming under or through them.

           10.9 Invalidity.

           (a) If any one or more of the provisions contained in this Amended and Restated Mortgage is declared or found by a court of competent jurisdiction to be invalid, illegal, or unenforceable, such provision or portion thereof shall be deemed stricken and severed and the remaining provisions hereof shall continue in full force and effect.

           (b) If any one or more of the Obligations is declared or found by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining Obligations shall continue in full force and effect.

           10.10 Modification. No agreement unless in writing and signed by an authorized officer of Mortgagee and no course of dealing between the parties hereto shall be effective to change, waive, terminate, modify, discharge, or release in whole or in part any provision of this Amended and Restated Mortgage. No waiver of any rights or powers of Mortgagee or consent by it shall be valid unless in writing signed by an authorized officer of Mortgagee and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

           10.11 Applicable Law. This Amended and Restated Mortgage shall be construed, interpreted, enforced and governed by and in accordance with the laws of the State of Florida (excluding the principles thereof governing conflicts of law), and federal law, in the event federal law permits a higher rate of interest than Florida law.

           10.12 Intentionally Deleted.

           10.13 Strict Performance. It is specifically agreed that time is of the essence as to all matters provided for in this Amended and Restated Mortgage and that no waiver of any Obligation hereunder or secured hereby shall at any time thereafter be held to be a waiver of the Obligations.

           10.14 Limited Recourse. The Obligations, excepting those of Mortgagor under the Thackeray Documents, shall be non-recourse against Mortgagor and Mortgagee shall look solely to the Mortgaged Property to satisfy the Obligations, excepting losses, damages, obligations, costs and/or expenses Mortgagee incurs due to Mortgagor's breach of Mortgagor's obligations (not the Obligations of BT Orlando) under the Thackeray Documents; provided, nothing herein contained shall limit Mortgagee's right or remedies or recourse against BT Orlando and against Guarantor under any Loan Document.

           10.15 Exculpation of Officers, Directors or Shareholders of Mortgagor. It is specifically agreed that under no circumstance shall any officers, directors or shareholders of Mortgagor be personally liable for any warranties, representations, claims, damages or liability with respect to the terms of the Amended and Restated Mortgage, it being understood that such liability shall be solely that of Mortgagor.

           10.16 MANDATORY ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AMENDED AND RESTATED MORTGAGE OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), TILE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL. ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.), AM) THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AMENDED AND RESTATED MORTGAGE MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AMENDED AND RESTATED MORTGAGE APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

           (a) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF ORLANDO, ORANGE COUNTY, FLORIDA AND ADMINISTERED BY ENDISPUTE, INC., D/B/A J.A.M.S/ENDISPUTE WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. ENDISPUTE IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

           (b) RESERVATIONS OF RIGHTS. NOTHING IN THIS AMENDED AND RESTATED MORTGAGE SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AMENDED AND RESTATED MORTGAGE; OR (II) BE A WAIVER BY THE MORTGAGEE OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE MORTGAGEE HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR(C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF OR THE APPOINTMENT OF A RECEIVER. THE MORTGAGEE MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AMENDED AND RESTATED MORTGAGE. AT MORTGAGEE'S OPTION, FORECLOSURE UNDER A DEED OF TRUST OR AMENDED AND RESTATED MORTGAGE MAY BE ACCOMPLISHED BY ANY OF THE FOLLOWING: THE EXERCISE OF A POWER OF SALE UNDER THE DEED OF TRUST OR AMENDED AND RESTATED MORTGAGE, OR BY JUDICIAL SALE UNDER THE DEED OF TRUST OR AMENDED AND RESTATED MORTGAGE, OR BY JUDICIAL FORECLOSURE. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

                     [Signature Page to Follow]

           IN WITNESS WHEREOF, Mortgagor has executed this instrument as of the day and year first above written.


---------------------------------------------------------
 Thackeray Corporation, a Delaware corporation
 ("Mortgagor")
---------------------------------------------------------

---------------------------------------------------------
 By:/s/ Jules Ross
---------------------------------------------------------
 Name: Jules Ross
 Title: Vice President
---------------------------------------------------------

---------------------------------------------------------
  [CORPORATE SEAL]
---------------------------------------------------------

           IN WITNESS WHEREOF, Mortgagor has executed this instrument as of the day and year first above written.

---------------------------------------------------------

---------------------------------------------------------
BT ORLANDO LIMITED PARTNERSHIP
---------------------------------------------------------
  By:  BEF, Inc. its Administrative General Partner
---------------------------------------------------------

---------------------------------------------------------
By:/s/ Andrew V. Groveman
---------------------------------------------------------
Name: . Andrew V. Groveman
Title:  Senior Vice President
---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------